____________, 1997

Dear Stockholder:
  You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at the University of Chicago, Graduate School of
Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on ______________, 1997 at 1:00
p.m. Central Time.
  At  the  Annual  Meeting, in addition  to  the  election
  of
directors, you will also be asked to consider an amendment to our Companys certificate of incorporation increasing the number of Voting Preferred Shares and a replacement option granted to me by your Board of Directors to purchase up to 10,000 of these shares. This amendment and replacement option will assure my continuing voting control of the Company in the event we issue a substantial number of shares of Common Stock in an acquisition, merger, or other transaction. Although no such transaction is pending, your Board believes that the Company should be in a position to issue a substantial number of additional shares while maintaining my continuing voting control.
Your  Board  believes that  my  continuing  control provides
CFC   with  protection  against  hostile   takeover
attempts, which could cause disturbances in our growth plans. As well, in a small, entrepreneurially-minded company, quick decisions are essential. By having the buck stop here, so to speak, with one individual who has decades of industry experience in control, CFC will be able to continue to act quickly in the best interests of all of our shareholders.
We remain very optimistic about our business. In fact, I have never been as excited about the near- and long-term prospects of this Company. Growth is coming from all of our international markets and in all of our product
lines.   Our
new, state-of-the-art printing press will be fully operational soon, increasing our capacity and quality in
the  critical printed  products  area.   I  also remain
hopeful about and dedicated to growth through acquisition, without dilution. These are, indeed, exciting times at CFC International.
The election of directors, amendment to the certificate of incorporation, replacement option and related matters are more fully described in the enclosed Proxy Statement.
Please read the Proxy Statement closely and to mark, date and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.

                                     Sincerely,
                                     Roger F. Hruby
                                     Chairman of the Board &
                                     Chief Executive Officer


                    YOUR VOTE IS IMPORTANT
        Please Sign, Date, and Return Your Proxy Card


      500 State Street, Chicago Heights, Illinois  60411
           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     _______________, 1997

  You  are  cordially invited to attend the annual meeting
of stockholders of CFC International, Inc., which will be
held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago,
Illinois  on  Monday, May 28, 1997 at 1:00 p.m. Central
Time, for the following purposes:
1.   To elect directors;
2. To consider and vote upon a proposal to approve an amendment to the Companys Certificate of Incorporation relating to the Companys Voting Preferred Stock and an option to purchase 10,000 shares of such stock granted to
  Roger F. Hruby.   A  copy of the Amendment and the Hruby
  Option  are included as Appendix A to the proxy statement;
  and
3. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 10, 1997 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Harris Trust & Savings Bank, 311 West Monroe, 14th Floor, Chicago, Illinois for a period of ten days prior to the meeting.
 A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.
                                   Dennis W. Lakomy
                                     Vice   President,   Chief
Financial Officer,
                                   Treasurer, and Secretary



      YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
          PROXY AND RETURN IT PROMPTLY.  THE PROXY
            IS REVOCABLE AT ANY TIME PRIOR TO ITS
            USE.

Chicago Heights, Illinois
__________, 1997
                    CFC INTERNATIONAL, INC.
                       PROXY STATEMENT
               ANNUAL MEETING OF STOCKHOLDERS

                     _____________, 1997
  This  Proxy  Statement is furnished in connection  with
the solicitation by the Board of Directors of CFC International, Inc. (the Company or CFC) of proxies for use at the annual meeting of stockholders of the Company to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois at 1:00 p.m. Central Time,
on ____________, 1997, and at any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in
accordance with the directions noted thereon.   If no
direction is indicated, they will be voted for the election of the nominees named herein as directors, for the proposal
to approve  an   amendment  to  the  Companys  Certificate
of
Incorporation relating to the Companys Voting Preferred
Stock and  the  Replacement Option (as defined below), and
on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.
Any stockholder giving a proxy may revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.
  The Companys principal executive offices are located at
500 State  Street,  Chicago  Heights, Illinois  60411
(telephone: 708/891-3456).   It is expected that proxy
materials  will  be mailed  to  stockholders beginning on
or  about  ___________, 1997.
             SHARES OUTSTANDING AND VOTING RIGHTS
Only stockholders of record at the close of business on ___________, 1997 are entitled to vote at the annual meeting of stockholders. The Companys only outstanding voting stock is its common stock, par value $.01 per share (the Common Stock), of which shares were outstanding as  of  the
close of business on ___________, 1997. Each share of Common Stock is entitled to one vote. With respect to the proposal to approve the Amendment to the Companys Certificate of Incorporation, shares which are not
voted   (whether                                       by
abstention,  broker  non-vote, or  otherwise)  will  have
the effect  of  a  vote against the Amendment.  (See
Proposal  to Amend  the Companys Certificate of
Incorporation Relating  to the Number of Authorized Shares
of Voting Preferred Stock.)
  Election of each director requires the affirmative  vote
  of
the  holders  of  a plurality of the shares of  the
Companys Common Stock present in person or represented by proxy and entitled to vote at the meeting. Approval of
the  proposed amendment   to  the  Companys  certificate  of
incorporation requires the affirmative vote of the holders
of a majority  of the  Companys outstanding Common Stock.
In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy. An automated system administered by the Companys transfer agent will tabulate the votes.
                     ELECTION OF DIRECTORS
Six directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election as directors for a term expiring at
the annual  meeting of stockholders in 1998.   All of the
nominees are  serving  as  directors  as of  the  date  of
this  Proxy Statement.
  The  six  nominees for director receiving the  vote  of
the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to
vote at the meeting   will  be  elected.   Unless  otherwise
instructed, properly executed proxies that are returned in a timely manner will be voted for election of the six nominees. If, however, any of the nominees should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.
Biographical  information concerning  the  six  nominees  is presented below:
  Roger  F. Hruby, age 62, has been a director of the
Company since its formation. Currently, Mr. Hruby also serves as the Companys Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the President and Chief Operating Officer of the Companys predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc., in 1985, at which time Mr. Hruby also became its Chief Executive Officer.
Mr.  Hruby  also organized  the  formation  of  Bee
Chemicals  Japanese joint venture in 1970 and supervised
its growth from a start-up venture to a significant manufacturing company with sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemicals specialty transferable solid coatings division from Morton
Thiokol  and  has been Chairman of the Board, Chief
Executive Officer, and until June 1995, President of the Company since the date of its incorporation. Mr. Hruby has been involved in the specialty chemical industry since
1958.  Mr. Hruby earned a
bachelors degree in chemistry from North Central College and a Masters of Business Administration from the University of
Chicago.
  Robert  J.  DuPriest, age 56, has been  a  director  of
the Company since August 1995. Mr. DuPriest also is the President and Chief Operating Officer of the Company. He joined the Company in 1990 as Vice President and Chief Operating Officer, and became President in June 1995.
Prior  to  joining  the Company,   Mr.   DuPriest  served
from  1985  in   successive management  positions  with Rank
Video Services of America, where he was responsible for worldwide operations and joint ventures.
Mr.  DuPriest  earned  a  bachelors  degree   from
American University.
  Dennis W. Lakomy, age 52, has been a director of the Company since August 1995. Mr. Lakomy also is Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding CFC with Mr. Hruby in 1986.
Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.
  William G. Brown, age 54, has been a director of the
  Company
since August 1995. Mr. Brown currently is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company.
He
is  also  a  Director of the MYR Group Inc.,  Medicus
Systems Corporation,  Managed  Care Solutions, Inc.,  and
Dovenmuehle Mortgage, Inc.
  Richard Pierce, age 58, became a director of the Company
in August 1995. Before becoming a director, Mr. Pierce
served as an Advisory Director of the Company in 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which he joined in 1976.
  David D. Wesselink, age 54, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992.
He
has  been  Chief  Financial Officer of Advanta Corporation,
a consumer credit company, since 1993. Prior thereto, he served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research and Development.
The Board of Directors recommends that stockholders vote FOR the election of each of the nominees for director.
Meetings and Committees of the Board
  The  three standing committees of the Board of Directors
of the   Company  are  the  Audit  Committee,  the  Stock
Option Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The
Board of Directors held four meetings and acted four times
by unanimous written consent in 1996.
  The    Audit    Committees   functions    include
making recommendations to the Board of Directors on the selection of the Companys independent auditors, reviewing the overall scope of the independent auditors examination, reviewing the proposed annual financial statements of the Company with the independent auditors and reporting a summary of the Audit Committees conclusions to the Board of Directors;
and
reviewing  the  Companys  internal  controls  and
accounting policies with the independent auditors and
certain officers of the  Company.   The  Audit  Committee
currently  consists  of
Messrs. Brown, Pierce and Wesselink.
  The   Stock   Option  Committee  is  responsible   for
the
administration  and  interpretation of, and  the  granting
of options under the CFC International, Inc. Stock Option Plan (the Stock Option Plan) and the CFC International,
Inc. Stock                                        Purchase
Plan  (the  Stock  Purchase                       Plan
and,
collectively with the Stock Option Plan, referred  to  as
the Employee Plans). Messrs. Pierce and Wesselink currently are members of the Stock Option Committee.
  The Compensation Committee is responsible for approving all employment contracts with, and salaries of, officers
of  the Company.   The Compensation Committee also is
responsible for all bonuses, other payments, plans (other than the Employee Plans), or programs, and benefits for the Companys officers. Messrs. Hruby, Brown, and Pierce currently comprise the Compensation Committee.
  Nominations for election of directors are made by the
Board of Directors and, pursuant to the Companys bylaws, may be made by a committee appointed by the Board or  by  any stockholder  entitled  to vote in the election
of directors. See Submission of Stockholder Proposals for the 1998 Annual Meeting for procedures with respect to
nominations                                       by
stockholders.
  During  1996, the Stock Option Committee held two
meetings. The Audit Committee met twice and the Compensation Committee met once during 1996. In 1996, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.
        PROPOSAL TO AMEND THE COMPANYS CERTIFICATE OF INCORPORATION RELATING TO THE NUMBER OF AUTHORIZED
  SHARES OF VOTING PREFERRED STOCK AND THE REPLACEMENT
  OPTION The                                      Companys
  Certificate  of  Incorporation                  currently
authorizes  750  shares of Voting Preferred Stock,  par
value $.01  per  share (Voting Preferred Stock), none of
which  is outstanding.                            The
holders  of  Voting  Preferred  Stock  are
entitled to:  (i) 1,000 votes per share on all matters  to
be voted  upon  by stockholders; (ii) quarterly dividends
at an annual rate equal to the prime rate of LaSalle Northwest National Bank, Chicago in effect as of the prior December 31, applied to the per share issuance price of the Voting Preferred Stock; and (iii) a liquidation preference equal to the per share issuance price plus any
accumulated and  unpaid dividends.   The  Voting Preferred
Stock  has  no  preemptive, conversion, redemption, or
exchange rights.
  Mr.  Roger  F. Hruby, the Companys Chairman of  the
Board, Chief Executive Officer, and founder, currently has an option to purchase for $500 per share part or all of 534 of the authorized but unissued shares of Voting Preferred Stock (the Existing Option). Mr. Hrubys
Existing Option is currently exercisable,         terminates
upon  his   death,   and   is                     not
transferable.    The   Existing  Option   contains
customary
antidilutive  provisions.   Were Mr.  Hruby  to  exercise
the Existing Option in its entirety, he would be able to acquire 534,000 additional votes for an aggregate purchase price of $267,000, or $.50 per vote. Upon exercise of the  Existing Option,  there  are  no  restrictions placed
on Mr. Hrubys ability to transfer or sell the Voting Preferred Stock and the Company does not have the right to redeem the Voting Preferred Stock.
  The  Voting  Preferred  Stock and the Existing  Option
were established prior to and in connection with the Companys initial public offering of its Common Stock in November 1995 (the IPO). Mr. Hrubys Existing Option was
granted to give Mr. Hruby additional assurances that he would be able to maintain voting control of the Company. The number of shares of  Voting Preferred Stock subject to the Existing Option
was selected with the intention of permitting Mr. Hruby to replace the voting power associated with the approximately 534,000 shares of nonvoting Class B Common Stock, par value $.01 per share (the Class B Stock), of the Company that Mr. Hruby beneficially owned at the time of the IPO. Pursuant to the Companys Certificate of Incorporation, the Class B Stock is convertible on a 1-for-1 basis into shares of Common Stock by anyone other than Mr. Hruby or any Hruby Family Member, as defined in the
Companys Certificate of Incorporation.                 The
exercise  price, dividend rate, and liquidation value  of
the Voting Preferred Stock and the Existing Option were selected with the intention of making the aggregate exercise  price  a substantial  amount and to give Mr. Hruby a  return  on  such amount.
  The  Board  of  Directors  of the Company  has  approved
an amendment  (the  Amendment) to the Companys Certificate
of Incorporation and the granting of a replacement option (the Replacement Option) to Mr. Hruby. Adoption of the Amendment and the Replacement Option is subject to their approval by the stockholders of the Company. The texts of Article FOURTH of the Certificate of Incorporation, with the changes proposed in the Amendment, and the Replacement Option are attached to this Proxy Statement as Appendix A. The following discussion is qualified by reference to Appendix A, which is incorporated herein by reference.
  The  Certificate  of Incorporation currently  provides
that each share of the Companys Voting Preferred Stock is entitled to 1,000 votes. The Amendment, if approved, would increase the number of authorized shares of Voting Preferred Stock from 750 shares to 10,000 shares and clarify the definition of Purchase Price of the Voting Preferred Stock on which the dividend and liquidation rights of such shares are based. The Amendment would not change any other terms of the Voting Preferred Stock, and would not effect any other changes to the Certificate of Incorporation.
  The  Replacement Option would entitle Mr. Hruby to
purchase from the Company all or any part of the 10,000 shares of Voting Preferred Stock at an exercise and issuance price of $50 per share at any time during the ten-
year period following its  date  of  grant.   If  Mr. Hruby
were  to  exercise  the Replacement  Option  in its
entirety, he would be able to acquire 10,000,000 additional votes for an aggregate purchase price of $500,000, or $.05 per vote. The Replacement Option also contains customary antidilution provisions so that in the event that the Companys outstanding Common Stock is changed by  any  combination or subdivision of shares or
any similar transaction or by any stock dividend, stock split, reverse stock split, or any similar transaction, the purchase price and the number of shares granted under the Replacement Option will be proportionately adjusted.
The Existing Option will be terminated upon effectiveness of the Replacement Option.
  The Replacement Option is exercisable only by Mr. Hruby and is not transferable by Mr. Hruby to anyone. The Replacement Option will also expire if Mr. Hruby ceases to be Chairman of the Board of the Company for any reason. The terms of the Replacement Option do not contain any restrictions on Mr. Hrubys ability to transfer or sell any of the Voting Preferred Stock issued upon its exercise, however such terms do require that Mr. Hruby and any subsequent holders of the Voting Preferred Stock enter into an agreement granting the Company the right and option to repurchase any shares of Voting Preferred Stock purchased by Mr. Hruby upon exercise of the
Replacement Option for a price equal to the price paid to the Company by Mr. Hruby, plus any accrued but unpaid dividends.  This repurchase option would be
exercisable by the
Company  at  any time Mr. Hruby ceases to be Chairman  of
the Board of Directors of the Company.
  Mr.  Hruby  currently beneficially owns 2,528,640 shares
of Common Stock, which includes 538,670 shares of Common Stock owned by certain of the Companys executive officers  and directors, or for the benefit of their
families, as  to  which Mr.   Hruby                    holds
an  irrevocable  proxy.   See  Principal
Stockholders.  These shares represent approximately  63.2%
of
the  outstanding Common Stock and voting power of the
Company and enable Mr. Hruby to control the Company and elect all of its directors. If Mr. Hruby were to exercise the Replacement Option in its entirety, he would control approximately 89.6%
of the voting power of the Company and the Company would have to issue approximately 11,070,000 additional shares of Common Stock (approximately 2.78 times the number of currently outstanding shares of Common Stock) before Mr. Hruby would not be able to absolutely control the Company and elect all of its directors.
  The  Amendment  and  the Replacement Option  were
initially proposed to the Companys Board of Directors by Mr. William G. Brown, who is one of the Companys Directors and is a partner of the law firm of Bell, Boyd & Lloyd, which provides legal services to the Company. Mr. Brown proposed the Amendment and the Replacement Option to the Board
in  response  to  an indication by Mr. Hruby that the loss
of his voting control of the Company would be an extremely important factor in his approval or disapproval of any transaction involving the issuance of Common Stock. Recognizing that fact, the other members of the Board wanted to create a mechanism that would allow the Company to issue substantial amounts of Common Stock in the future without material dilution or cessation of Mr. Hrubys voting control of the Company. The purpose of the Amendment and the Replacement Option is to eliminate the conflict  to  Mr.  Hruby  in the event  that  the
Company is presented with an opportunity to make an acquisition or engage in a financing transaction that would require the issuance of substantial amounts of Common Stock. Were such an opportunity to arise, the Board believes that the Replacement Option would permit Mr. Hruby to focus solely on the best interests of the Company without conflicting concerns regarding his personal objectives of maintaining control of the Company and his management positions with the Company. Because Mr. Hruby has informed the Board that he desires to control the Company for only so long as he is actively involved in managing its daily affairs, the Replacement Option will expire upon Mr.
Hruby ceasing to be Chairman of the Board of Directors of the Company and the Company will be entitled to repurchase and retire any outstanding Voting Preferred
Stock at that time.
  The  number of shares subject to the Replacement Option
  was
determined  by  the  Board by simply  selecting  an
arbitrary amount  of  additional votes that the Board
thought  would  be adequate  to ensure Mr. Hrubys voting
control of the  Company for  the  foreseeable future.
Should the Company issue more than 11 million additional shares of Common Stock prior to Mr. Hrubys resignation or termination as Chairman of the Board, the Board may need to reassess the terms of the Replacement Option and may propose another amendment further increasing the number of votes Mr. Hruby may acquire. The exercise price per share of $50 for the Replacement Option was determined by the Board by selecting an aggregate exercise price that would be a significant amount to Mr. Hruby but that he would be able to pay.
  The  Board  retained  the  services  of  Comstock
Valuation Advisors, Inc. (Comstock), an independent
valuation firm, to determine  whether  the  fair  market
value  of  the   Voting Preferred Stock was more than the
$500,000 aggregate  exercise
price  of the Replacement Option.  In an opinion letter
dated March 31, 1997, Comstock determined that the fair market value of the Voting Preferred Stock was not more than the aggregate $500,000
purchase  price.   In  reaching  that   conclusion,
Comstock reviewed the terms of the Voting Preferred Stock from both a dividend yield method and a discounted cash flow method, adjusting each upward by 10% for the value of the voting control of the Company and downward by approximately 30% for the lack of marketability and in each case using an annual discount rate for funds of
10.6%.   Based  on  the dividend  yield  method, Comstock
estimated  the  fair  market value  of  the  Voting
Preferred Stock to be approximately $428,000. Based on the discounted cash flow method over a ten year period, Comstock estimated the fair market value of the Voting Preferred Stock to be approximately $497,000.
  In  recommending approval of the proposed Amendment and
the Replacement Option, the Board considered the advisability of maintaining Mr. Hrubys voting control of the Company even  if a
substantial number of additional shares of Common Stock are issued in an acquisition, merger, public offering, or other transaction. The Board discussed the fact that the existence of the Replacement Option may make the Company a less attractive transaction partner or investment opportunity, but the Board concluded that was preferable to not being able to participate in any such
transactions.   The   Board   also considered  creating  and
issuing  an  additional  class
of
nonvoting  common stock, but determined that nonvoting
common stock would not be as advantageous to the Company as the Replacement Option because the Company would be precluded from using that stock as consideration for acquisitions to be accounted for under the pooling of
interests  method.                                     The
Board  concluded  that (i) reducing the term of  the
Existing Option from Mr. Hrubys lifetime to the earlier of Mr. Hrubys tenure as Chairman of the Board or ten years from
the date  of grant   and  (ii)  obtaining  the  right  to
repurchase any
outstanding  shares  of Voting Preferred Stock  in  the
event Mr.  Hruby ceases to be Chairman of the Board were
both in the Companys and its stockholders best interest.
  Because each of the values reached by Comstock was less than the $500,000 aggregate purchase price for the Voting Preferred Stock, the Board of the Company has determined that the terms of the Voting Preferred stock are fair to, and in the best interests of, the Company and all of its stockholders.
In
deciding  whether  to vote in favor of the Amendment  and
the Replacement  Option,  stockholders of the  Company
should  be aware  that  the existence of the Voting
Preferred Stock,  and Mr.   Hrubys  option  to  purchase
such stock, may impede takeovers of the Company and other transactions that in some circumstances might be
beneficial to  the  Companys  other stockholders.   The
Replacement Option and Voting Preferred Stock have the overall effect of preventing, without the approval of Mr. Hruby, the acquisition or exercise of control over the Company and the removal of incumbent officers and
directors,   thus  providing  such  officers   and
directors (including Mr. Hruby) with the right, subject to Mr. Hrubys exercise of his right, to retain their positions. The
Replacement Option and Voting Preferred Stock might also limit opportunities for stockholder participation in certain types of transactions even though such transactions might be favored by holders of a majority of the Companys Common Stock, and may negatively impact the Companys
ability  to  enter  into certain   business  combinations
or  to  engage  in
certain
financing and acquisition transactions.
  Approval of the Amendment requires the affirmative  vote
of the  holders of a majority of the Companys outstanding
Common Stock.   Mr.  Hruby currently beneficially owns  and
has  the
right  to  vote 2,528,640 shares of Common Stock,  giving
Mr. Hruby the right to vote approximately     63.2% of the
outstanding
Common  Stock.   Accordingly, Mr. Hruby has sufficient
voting power to approve the Amendment and the Replacement Option even if all of the other stockholders of the
Company vote against their                    approval.
However,  Mr.  Hruby  has  indicated          his
intention  to  vote in favor of the proposal  to  approve
the Amendment and the Replacement Option only if such proposal receives the affirmative vote of a majority of the shares of the Companys outstanding Common Stock that are voted with respect to the Amendment, other than shares
owned  by  Mr. Hruby.   The effect of Mr. Hrubys intended
vote would be to have the approval of the Amendment and the Replacement Option determined by the independent stockholders of the Company. Shares of Common Stock that are not voted (whether by abstention, broker non-vote, or otherwise) will have the effect of a vote against the Amendment for the purposes of satisfying the statutory requirement of approval by holders of a majority of the outstanding Common Stock, but will not affect the determination of Mr. Hruby as to whether to vote his shares in favor of the Amendment and therefore would have no practical effect on the outcome of the proposal. The Board of Directors has not obtained the services of any proxy solicitors with respect to any of the proposals in this Proxy Statement.
  For the reasons set forth above, the Board of Directors believes that the Amendment and the Replacement Option are in the best interests of the Company and all of its stockholders and recommends that stockholders vote FOR approval of the Amendment and the Replacement Option.
Other Matters
  Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.
                   PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of March 24, 1997, certain information regarding the beneficial ownership of the Companys Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below), and by all directors and executive officers as a
group.  As of such date, there                were  112
record  holders  and  approximately   1,200
beneficial holders of Common Stock.

                                        Shares Beneficially
     Owned Name      (1)
     Number
     Percent
     Roger F. Hruby (2)                       2,520,607 63.2
     Robert J. DuPriest                        89,509    2.2
     Dennis W. Lakomy                         317,537    8.0
     William G. Brown (3)                     158,769    4.0
     Richard Pierce                             1,000    *
     David D. Wesselink                         1,000    *
     RFH Investments, LP (4)                  999,160   25.1
     All directors and executive officers as a group
       (7 persons) (2) (3)                    2,549,752 63.9
___________
* Represents less than 1% of the outstanding Common Stock.
(1)   The  address  of all of the persons named or
  identified above is c/o CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411.
(2) Includes 999,160 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hrubys immediate family or trusts for the benefit of such family members), but does not include 523,404 shares of Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 538,670 shares of Common Stock which Messrs. DuPriest and Lakomy and members of Mr. Browns family beneficially owned immediately after the IPO, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Companys Voting Preferred Stock. (For a discussion of the options terms, see Certain Transactions and Proposal to Amend the Companys Certificate of Incorporation Relating to the Number of Authorized Shares of Voting Preferred Stock and the Replacement Option.)
(3) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Browns family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.
(4) RFH Investments, LP also owns 523,404 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Companys stockholders.
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE The directors and certain officers of the Company are required to report their transactions in the Common Stock to the Securities and Exchange Commission within a specified period following a transaction. During 1996, the directors and officers filed all such reports within the specified time period.
                    MANAGEMENT COMPENSATION
  The following table provides certain summary information concerning the compensation paid or accrued during the year ended December 31, 1996 to the Companys Chief Executive Officer and to each of the other executive officers of the Company who received compensation in excess of $100,000 during
the  last  fiscal year (the Named Executive Officers).   The
Company does not have a restricted stock award program or a long-term incentive plan.
                  Summary Compensation Table
                                              Long-Term
                                             Compensation
                           Annual Compensation     Awards
                                       Other  Securities
                                       Annual UnderlyingAll Ot
her
Name and Principal         SalaryBonusCompensationOptions/SARs
Compensation
 Position              Year      ($)      ($)      ($)     (#)
($)*
Roger F. Hruby        1996285,00028,50024,000(1)    -   3,000
 Chairman of the Board and      1995 285,000   28,500       -
3,000
 Chief Executive Officer   1994282,08828,500        -       -
3,000

Robert J. DuPriest    1996181,50018,1506,727(2)10,000   3,000
 President and Chief  1995165,00051,150523(2)       -   3,000
 Operating Officer    1994165,00016,500    -        -   3,300

Dennis W. Lakomy      1996165,37516,537    -        -   3,000
   Vice President, Chief Financial        1995  157,500  15,750
-                    -3,000
   Officer, Treasurer and Secretary       1994  157,500  15,750
-                    -3,150
___________
* Reflects matching contributions made by the Company pursuant to the Companys contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employees income that the employee contributes.
(1) A $1 million life insurance policy on Mr. Hruby is paid for by the Company, with Mr. Hrubys estate as the beneficiary. The amount shown above is the premium paid for such policy.
(2) In connection with Mr. DuPriests exercise of options covering 31,414 shares of Common Stock on November 24, 1995, the Company loaned him $81,838 for the payment of taxes on the
  gain realized upon the exercise of those options.    The
  Company loaned Mr. DuPriest another $28,715 to pay the final estimated taxes due on January 15, 1996. The loan accrues no
  interest  and  is due on January 31, 2001.   The  amount shown
  above represents taxable income from imputed interest in accordance with Internal Revenue Service requirements. The following table sets forth individual grants of stock options made to the Named Executive Officers during 1996.
                                                Potential
                                                Realizable Value
                                                at Assumed
                         Percent of Total    Annual Rates of Stock
                         Options GrantedExercisePrice Appreciation
                 Date ofOptionsto Employeesor Base Expiration
for Option Term (2)
                  Grant  Granted  in Fiscal Year   Price (1)
Date                            5%           10%
Roger F. Hruby      -    -      -       -     -     -      -
Robert J. DuPriest    3/1/9610,000     13.8%$10.873/1/06$68,39
2         $173,320
Dennis W. Lakomy    -    -      -       -     -     -      -
__________
(1) Under the Stock Option Plan, the exercise price must be the fair market value of the Common Stock on the date of grant and the options granted generally become exercisable as to onefourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.
(2) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Year-End Valuation
  The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights (SARs) during 1996 and unexercised options and SARs held on December 31, 1996:

        AGGREGATE 1996 OPTION/SAR EXERCISES AND VALUES

                              Number of SecuritiesValue of Une
xercised
                            Underlying Unexercised In-the-Mon
ey Options/
             Shares AcquiredValue       Options/SARs at
12/31/96
SARs at 12/31/96*
               on ExerciseRealizedExercisableUnexercisableEx
ercisable     Unexercisable
Name               (#)      ($)     (#)     (#)     ($)    ($)
Roger F. Hruby      -        -     -       -       -
Robert J. DuPriest           -     -       -     10,000   -
3,750 Dennis W. Lakomy    -        -     -       -       -
____________
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 1996 exceeded the options exercise price and is based on the closing per share sale price of the Common Stock on such date of $11.25 as quoted on the Nasdaq National Market.

Directors Compensation
  Directors of the Company who are not employees of the Company are paid $1,500 for each board meeting attended and $750 each board committee meeting attended which is not held on the same day as a board meeting, but are not paid an annual retainer. Directors of the Company who are also employees of the Company are not paid any compensation for serving as directors.
  Upon the closing of the Companys initial public offering of Common Stock (the IPO), each of the Companys non-employee directors, Messrs. Brown, Pierce and Wesselink, were automatically granted, pursuant to the CFC International, Inc. Directors Stock Option Plan, a one-time option covering 10,000 shares of Common Stock. Each of the options has a term of ten years and a per share exercise price of $9.50. The options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.
Compensation Committee Interlocks and Insider Participation
  Until August 1995, Mr. Hruby, the Companys Chief Executive Officer, approved the terms of the compensation of the Companys executive officers. In August 1995, the Companys Board of Directors formed a Compensation Committee, which is currently comprised of Messrs. Hruby and Brown and chaired by Mr. Pierce, which determines the compensation of the Companys executive officers in the future.
  William G. Brown, a director of the Company, is a partner of the law firm of Bell, Boyd & Lloyd. The Company has utilized, and anticipates that it will continue to utilize, the services of such firm.
  In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions Report of the Compensation Committee and Performance Graph will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the Exchange Act).

             REPORT OF THE COMPENSATION COMMITTEE
 The compensation of the Companys executive officers is generally determined by the Compensation Committee of
the Board  of  Directors.   The Compensation  Committee
currently consists of three directors of whom a majority are not officers or employees of the Company. The following report with respect to certain compensation paid or awarded to the Companys executive officers during 1996 is furnished by the directors who then comprised the Compensation Committee.

  General Policies
  The Companys compensation program is intended to enable to the Company to attract, motivate, reward, and retain the management talent required to achieve corporate objectives
in a           highly  competitive   industry,  and
thereby                increase
stockholder  value.   It is the Companys  policy  to
provide
incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Companys executive compensation program is composed of a base salary and a stock option grants.
  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four
other                  highest
compensated officers to $1 million per each such executive (the $1 million cap). The compensation currently paid to the Companys executive officers, including
pursuant               to  the
Employee Plans, is not expected to exceed the $1 million cap. See Base Salary.

  Base Salary
  Base  salaries  for executive officers are determined  by
a subjective  assessment    of   the    executive
officers
responsibilities  and  position within the  Company,  and
the performance  of  the  executive officer.   Base
salaries  are reviewed  annually and from time to time by
the  Compensation Committee  and adjusted appropriately.
Prior to the  creation of   the  Compensation  Committee,
Mr. Hruby reviewed base salaries annually and adjusted them as appropriate.

  Stock Options
  Options may be granted to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Employee Plans.
Options  are granted  to  executive  officers taking into
account                factors
including  salary, position, and responsibilities.   In
1996,
the Stock Option Committee granted options to purchase 77,673 shares of Common Stock pursuant to the Stock Option Plan and options to purchase 14,114 shares of Common Stock pursuant to the Stock Purchase Plan.
  Chief Executive Officer Compensation
  During 1996, the Companys most highly compensated executive officer was Roger F. Hruby, Chairman and
Chief Executive Officer of the Company since the date of its incorporation. Prior to the creation of the Compensation Committee, Mr. Hruby determined his annual compensation using the same criteria used to determine compensation levels for other corporate officers and was based on
his assessment  of  his                 overall
performance and on information regarding awards made by similar companies. Following the creation of the Compensation Committee, the Compensation Committee
reviewed  Mr.                         Hrubys
compensation arrangements using the same criteria that it uses to determine compensation levels for other corporate officers. No specific weighting was assigned to these factors. Based on its review, the Compensation Committee believes that Mr. Hrubys experience, dedication and knowledge have been of vital importance to the successful and ongoing growth of the administration and
operations  of  the  Company.           In    the
Compensation  Committees  view,  Mr.  Hrubys   fiscal   1996
compensation  package reflects an appropriate balance  of
(i)
the Companys performance in fiscal 1996, (ii) Mr. Hrubys own performance level, and (iii) competitive standards.
Mr.
Hrubys compensation consists of base salary and bonus.
                                      Compensation
                                      Committee
Members
                                        Richard Pierce
                                        William G. Brown
                                        Roger F. Hruby
                      PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total returns on the Companys Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on November 16, 1995, the effective date of the registration of the Common Stock under Section
12 of the Exchange Act, and ending on December 31, 1996, the last day of the Companys 1996 fiscal year.
                  CORPORATE PERFORMANCE GRAPH
                       (See Exhibit 1)


Company/Index  Name*
11/16/9512/29/9512/3
1/96
CFC  International, Inc.                   $100.00
$90.79$118 .42
Nasdaq   Composite  Index                      100.00
100.73
123.60
S&P   Chemical  Composite  Index                100.00
105.55
127.68
___________
* Assumes  $100 invested on November 16, 1995 in the
Companys
  Common  Stock,  the  Nasdaq Composite  Index,  and  the
  S&P Chemical  Composite  Index.   Historical  results  are
  not
  necessarily indicative of future performance.

                    CERTAIN TRANSACTIONS
  In August 1995, the Company granted to Mr. Hruby an option to purchase, at an exercise price of $500 per share, 534 shares of its Voting Preferred Stock, par value $.01 per share, subject to antidilutive adjustments. The holders of Voting Preferred Stock will be entitled to (i) 1,000 votes per share on all matters to be voted upon by stockholders; (ii) quarterly dividends at an annual rate equal to the prime rate of LaSalle Northwest National Bank, Chicago in effect as of the prior December 31, applied to the per share purchase price (initially $500) of the Voting Preferred Stock; and (iii) a liquidation preference equal to the per share purchase price (initially $500) plus any accumulated and unpaid dividends. The Voting Preferred Stock has no pre-emptive,
conversion, redemption,  or  exchange  rights.   Mr.  Hrubys
option   is currently exercisable, terminates upon his
death, and  is  not transferable.
  In  connection  with  Mr.  DuPriests  exercise  of
options covering 31,414 shares of Common Stock on November 24, 1995, the Company loaned him $81,838 for the payment of a portion of the taxes on the gain realized upon the
exercise  of  those options.   Additionally,  on January
15, 1996, the Company loaned Mr. DuPriest an additional $28,715 for the payment of the remainder of the taxes on the gain realized upon the exercise of those options. In the event Mr. DuPriest sells any shares of Common Stock received pursuant to the exercise of those options prior to the maturity of these loans, he will be obligated to repay the loans from the proceeds,  net  of applicable
taxes,  received  from  such  sale.   No  interest accrues
under either loan and both mature on January 31, 2001.
            APPOINTMENT OF INDEPENDENT ACCOUNTANTS
The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of Price Waterhouse LLP to serve as the independent accountants of the Company for its current fiscal year ending December 31, 1997. Price Waterhouse LLP has served as the Companys independent auditors since 1986. Representatives of Price Waterhouse LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
                    SOLICITATION OF PROXIES
Proxies  will be solicited by the Board of Directors through
the  use  of  the  mail.   Proxies may also  be  solicited
by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but such persons will
not be compensated  for  such services.    Brokerage
firms,  banks,  fiduciaries,   voting trustees,  or other
nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000
plus expenses.    The  entire  cost
of  the  Board  of  Directors
solicitation will be borne by the Company.

    SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL
                            MEETING
  In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1998 Annual Meeting must do so no later than December 1, 1997. Any such proposal should be submitted in writing to
the Secretary of the Company at   is  principal  executive
offices.   Upon  submitting   a proposal,  the  stockholder
shall provide the Company with a written notice which includes the stockholders name and address, the number of shares of Common Stock that such stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership.

                           GENERAL
  It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign and return without delay your proxy card in the enclosed addressed envelope.

                                By  Order  of  the  Board
of Directors
                              Dennis W. Lakomy
                               Vice President, Chief
Financial Officer
                              Treasurer and Secretary

                   CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF
                 INCORPORATION
                              OF
                    CFC INTERNATIONAL, INC.




  CFC   International,  Inc.,  a  Delaware  corporation
(the Corporation), certifies that the following amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporate Law of the State of
Delaware:
  Article  FOURTH  of  the  Certificate  of  Incorporation
  is
amended as follows:
 1.The number 10,750,750 in the second line of Article FOURTH is deleted and the number 10,760,000 is inserted in lieu thereof.
  2.The number 750 in the fifth line of Article FOURTH is deleted and the number 10,000 is inserted in lieu thereof.
  3.The  words  as  determined pursuant to the  Stock
  Option
Agreement dated as of October 24, 1995 between the Corporation and Roger F. Hruby in Section 4.2.1 of Article FOURTH are deleted and the words paid to the Corporation upon issuance are inserted in lieu thereof.
  IN   WITNESS  WHEREOF,  the  Corporation  has  caused
this certificate to be signed by its Chairman and Secretary this _____ day of _____________, 1997.


                                   CFC INTERNATIONAL, INC.

                                   By
                                      Roger F. Hruby,
Chairman
ATTEST:




   Dennis Lakomy, Secretary

                      ARTICLE FOURTH FROM
             RESTATED CERTIFICATE OF
                  INCORPORATION OF CFC
                  INTERNATIONAL, INC.
                 WITH PROPOSED CHANGES MARKED


          FOURTH:   The total number of shares of all
classes of stock which the Corporation shall have authority to issue is 10,760,000 10,750,750 of which (i) 10,000,000 shares, par value $.01 per share, are to be of a class designated Common Stock (Common Stock); (ii) 750,000 shares, par value $.01 per share, are to be of a class designated Class B Common Stock (Class B Stock); and
(iii) 10,000 750 shares, par value $.01 per share, are to be of a class designated Voting Preferred Stock (Voting Preferred Stock).

          The Common Stock and Class B Stock shall rank on a parity, share for share, in the payment of dividends and in the distribution of assets in the event of any
liquidation, dissolution   or  winding  up  of  the
Corporation,   whether voluntary or involuntary, and shall
be identical in all other respects except for voting rights which shall be in accordance with the provisions of Section
4.1.2 below and for conversion rights which shall be in accordance with the provisions of Section 4.1.4 below.

     4.1. Common Stock and Class B Stock Provisions.

       4.1.1.  Dividend Rights.  Subject to the
     provisions of applicable law and the preferences
     of the Voting Preferred Stock, the holders of
     the Common Stock and the holders of Class B
     Stock shall be entitled to receive dividends at
     such times and in such amounts as may be
     determined by the Board of
Directors provided that no dividend shall be declared
or paid on the outstanding shares of Common Stock
unless an identical dividend, in an equal amount per
share, is concurrently declared and paid on the
outstanding shares of Class B Stock, and provided,
further, that similarly no dividend shall be declared
or paid on the outstanding shares of Class B Stock
unless an identical dividend, in an equal amount per
share, is concurrently declared and paid on the
outstanding shares of Common Stock.
  4.1.2.   Voting  Rights.  The  holders  of  Common
Stock  shall  have one vote for each share  on  each
matter  submitted  to  a  vote  or  consent  of  the
stockholders of the Corporation and, except  as  and
to the extent otherwise provided by law, the holders
of  Class B Stock shall not be entitled to  vote  on
any   matter  at  any  meeting  or  by  consent   of
Stockholders.
  4.1.3.   Liquidation Rights.  In the event of  any
liquidation,  dissolution  or  winding  up  of   the
Corporation, whether voluntary or involuntary, after
payment  or provision for payment of the  debts  and
other   liabilities  of  the  Corporation  and   the
preferential  amounts to which the  holders  of  the
Voting  Preferred  Stock  shall  be  entitled,   the
holders of the Common Stock and Class B Stock  shall
be entitled to share ratably in the remaining assets
of the Corporation.
  4.1.4.  Conversion of Class B Stock.  The Class  B
Common Stock shall be convertible into Common Stock,
share  for  share, in accordance with the provisions
hereafter set forth:
  (a)      Shares   of  Class  B  Stock   shall   be
convertible, at the option of the holder thereof, at
any  time if the beneficial owner of such shares  is
not  a  Hruby  Family  Member.   For  this  purpose,
beneficial ownership shall include any ownership the
direct  or indirect benefit of which accrues to  any
Hruby Family Member.  The term Hruby Family Member
shall   mean  and  include  the  following  persons:
(i)  Roger  F.  Hruby and Nadeane L. Hruby;  (ii)  a
lineal descendant of a grandparent of Roger F. Hruby
or  Nadeane L. Hruby or a spouse of any such  lineal
descendant;  (iii) any estate of or  trust  for  the
benefit of any of the persons referred to in clauses
(i) through (ii); (iv) any partnership, corporation,
trust or other form of business or investment entity
or   association   controlled,  managed   or   owned
beneficially to any material extent by  any  one  or
more  of  any of the persons referred to in  clauses
(i) through (iii).
  (b)     Before  any holder of shares  of  Class  B
Stock shall be entitled to convert his shares or  to
receive  a  certificate representing the  shares  of
Common  Stock  into  which  his  shares  have   been
converted,  he  shall surrender the  certificate  or
certificates   therefor,  duly   endorsed   to   the
Corporation  or  in  blank, at  the  office  of  the
Corporation,  and shall give written notice  to  the
Corporation at its office that the beneficial  owner
of such shares is not a Hruby Family Member, that he
elects  to convert his shares and the name or  names
(with  addresses) in which he wishes the certificate
or  certificates of Common Stock to be issued.   The
Corporation will, as soon as practicable thereafter,
issue  and  deliver at its office to such holder  of
     shares,  or to his nominee or nominees, certificates
     for the number of shares of Common Stock to which he
     shall be entitled.
       (c)     The Corporation shall at all times reserve
     and keep available, free from preemptive rights, out
     of  its authorized but unissued Common Stock, solely
     for  the purpose of effecting the conversion of  the
     shares of the Class B Stock, the number of shares of
     Common Stock deliverable upon the conversion of  all
     shares of Class B Stock then outstanding.
       (d)     In the case of any consolidation or merger
     of   the   Corporation  with  or  into   any   other
     Corporation (other than a consolidation or merger in
     which the Corporation is the continuing corporation)
     or  in  the case of any sale or transfer of  all  or
     substantially all of the assets of the  Corporation,
     the  holder  of  each share of Class B  Stock  shall
     after  such consolidation, merger, sale or  transfer
     have  the right to convert such share into the  kind
     and  amount  of shares of stock and other securities
     and  property  which  such holder  would  have  been
     entitled to receive upon such consolidation, merger,
     sale  or  transfer if he had held the  Common  Stock
     issuable upon the conversion of such share of  Class
     B   Common   Stock   immediately   prior   to   such
     consolidation, merger, sale or transfer.
  4.2.  Voting Preferred Stock Provisions.
       4.2.1.   Liquidation Rights.  In the event of  any
     liquidation,  dissolution  or  winding  up  of   the
     Corporation,  whether voluntary or involuntary,  the
     holders  of  the  Voting Preferred  Stock  shall  be
     entitled  to receive an amount equal to the purchase
     price  per  share  paid  to  the  Corporation   upon
     issuance  ,  as  determined pursuant  to  the  Stock
     Option  Agreement  dated  as  of  October  24,  1995
     between  the  Corporation and Roger  F.  Hruby  (the
     Purchase  Price) of such shares plus  any  accrued
     and unpaid dividends thereon before any distribution
     shall be made to the holders of the Common Stock.
       4.2.2.   Dividend Rights.  The holders  of  Voting
     Preferred  Stock shall be entitled to  receive  from
     net  income  during each twelve month period  ending
     December  31 a mandatory dividend per share  at  the
     rate  per  annum equal to the prime rate of interest
     announced  by  LaSalle Northwest National  Bank,  in
     effect  as of the prior December 31, applied to  the
     Purchase  Price of each share for the period  issued
     and  outstanding, payable quarterly on the 31st  day
     of  March,  the 30th day of June, the  30th  day  of
     September,  and  the 31st day of  December  in  each
     year.   The  Voting Preferred Stock  shall  be  non
     cumulative.   The  holders of the  Voting  Preferred
     Stock shall not be entitled to receive any dividends thereon other than those specifically herein above provided for.
       4.2.3. Voting Rights. On each matter submitted to a vote of the stockholders of the Corporation, the holders of Voting Preferred Stock shall have 1,000 votes for each share.
                    CFC INTERNATIONAL, INC.
            VOTING PREFERRED STOCK OPTION AGREEMENT

  CFC   International,  Inc.,  a  Delaware  corporation   (the
Company), hereby grants to Roger F. Hruby (the Optionee) an option to purchase 10,000 shares of its Voting Preferred Stock, par value $.01 per share (Voting Preferred Stock), upon the terms and conditions set forth herein (the Option). 1.
  The  purchase price payable upon exercise of the Option
shall be $50 per share, provided, however, that in the event that the Companys outstanding Common Stock is changed by any
combination   or   subdivision  of  shares  or   any   similar
transaction or by any stock dividend, stock split, reverse stock split or any similar transaction, the purchase price and the number of shares granted under this Option shall be proportionately adjusted.
 2.   The  exercise  of the Option shall be  subject  to  the
following conditions:
  (a) The Option may be exercised in whole or in part and at one time or from time to time by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased and accompanied by the full purchase price for the shares to be purchased either in cash or by check.
  (b) At the time of any exercise of the Option, the Company may require the Optionee to deliver to the Company a written representation of present intention to purchase the shares for
his  own account for investment and not for distribution.   An
appropriate   legend  may  be  placed  upon  each  certificate
delivered to the Optionee upon his exercise of part or all  of the Option.
  (c) It is contemplated that the shares acquired upon the exercise of the Option will not be registered under applicable federal and state securities laws. Such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available. The certificate for any such shares issued upon the exercise of the Option shall bear a legend making appropriate reference to the provisions of this paragraph.
  3. The term of the Option shall continue until the earlier of March 14, 2007, or the date on which the Optionee ceases to serve as Chairman of the Board of the Company, at which time the Option shall terminate.
  4. The Option is not transferable and is exercisable only by the Optionee himself. Without limiting the generality of the foregoing, this Option is not exercisable by any legal representative, attorney, hear, legatee, successor or assign to the Optionee.
  5. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option until such shares are actually issued upon exercise of the Option.
  6. By acceptance of this option certificate, the Optionee agrees and accepts the termination and cancellation of the option certificate delivered to the Optionee by the Company dated October 24, 1995 to purchase 534 shares of its common stock, par value $.01 per share, at a price of $500 per share.
  7. By acceptance of this option certificate, the Optionee agrees that at the time or times of his exercise of this option he will enter into a an agreement with the Company binding on all holders of shares of Voting Preferred Stock issued by the Company pursuant to this option (the Holders) pursuant to which the Holders shall grant to the Company the right and option to purchase, exercisable at any time or times after the date on which the Optionee ceases to be the Chairman of the Board of the Company, part or all of the Holders Voting Preferred, such option being exercisable pursuant to the terms and conditions of this Section 7. Exercise of the option by the Company to purchase shares of Voting Preferred Stock shall be effected by written notice to the Holder or Holders of the shares of Voting Preferred Stock which the Company shall have elected, in its sole discretion, to purchase stating the closing date and place of closing. Payment of the purchase price to the Holder as hereinafter provided shall be tendered to the Holder against delivery of duly endorsed certificates representing the Voting Preferred Shares purchased at the time and place set forth in such written notice. If the Holder does not deliver duly endorsed stock certificates at the closing representing all of the Voting Preferred Shares being purchased, free of all adverse claims, the transfer and sale of the Voting Preferred Shares being purchased shall nonetheless be deemed to be effective as of such date without any further action and the Company shall record such transfer on the books and records of the Company, provided that the Company shall hold the purchase price, without interest, for payment at a subsequent date against
delivery  of  duly  endorsed stock certificates.   The  option
granted by this Section 7 shall be exercisable on and after the date on which the Optionee shall have ceased to be Chairman of the Board of the Company whatever the reason,
whether   voluntary   or  involuntary   including   death   or
disability.   The  purchase price,  payable  in  cash  against
delivery of duly endorsed certificates representing the Voting Preferred Shares being purchased, shall be the exercise price paid by the Optionee to the Company for the Voting Preferred Shares being purchased plus any accrued but unpaid dividends thereon.
  8. THIS OPTION AND THE TERMINATION AND CANCELLATION OF THE OUTSTANDING OPTION CERTIFICATE ARE CONDITIONED ON THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF AUTHORIZED SHARES OF VOTING PREFERRED STOCK FROM 750 TO 10,000, AND IN THE EVENT THAT A MAJORITY OF STOCKHOLDERS OF THE COMPANY HAVE NOT APPROVED THAT AMENDMENT ON OR BEFORE JUNE 15, 1997, THIS OPTION CERTIFICATE SHALL BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT.
  This Option agreement is executed and effective as of this ___ day of _______, 1997.

                                CFC International, Inc.
                                By
                                        President

   I hereby assent to the terms and conditions stated above.




    Roger F. Hruby, Optionee


                           EXHIBIT 1

                  CORPORATE PERFORMANCE GRAPH





This  graph  displays cumulative shareholder return  with  the dollar amount on the Y axis and the time period on the X axis.





                         May 16, 1997

VIA EDGAR TRANSMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

      Preliminary Proxy Materials of CFC International, Inc.

Ladies and Gentlemen:

     On behalf of CFC International, Inc., a Delaware corporation
(the   Company),   and  pursuant  to  Item  101(a)(1)(iii)   of
Regulation S-T, we hereby submit in electronic format for filing pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934, as amended, the preliminary proxy statement and related form of proxy, letter to stockholders and notice to be used at the 1997 Annual Meeting of Stockholders of the Company (the Meeting).
     This revised form of preliminary proxy statement is filed in response to comments delivered verbally by Mr. Alan Morris of the Commissions staff (the Staff) to Mr. Mark McMillan of Bell, Boyd & Lloyd, the Companys counsel. As the Company cannot schedule and hold its annual meeting of stockholders until the Staff has approved the form of proxy statement, the Company respectfully requests that the Staff deliver any additional comments it may have as soon as possible.
     Please contact the undersigned at (708) 757-2803 or D. Mark McMillan of Bell, Boyd & Lloyd, the Companys counsel, at (312) 807-4383 with any questions or comments concerning these materials.
                              Sincerely,
                              Dennis W. Lakomy
                               Vice  President & Chief  Financial
Officer
cc:  Alan M. Morris, Esq.
     Nasdaq National Market